Exhibit 99.2

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On June 26, 2019, W&T Offshore, Inc. (“W&T” or the “Company”) entered into a purchase and sale agreement with Exxon Mobil Corporation and certain of its subsidiaries (collectively “ExxonMobil”) to acquire their interests in, and operatorship of, certain oil and gas producing properties in the eastern region of the Gulf of Mexico offshore Alabama and related onshore facilities and pipelines (the “Mobile Bay Properties”) for $200.0 million with an effective date of January 1, 2019.  The Mobile Bay Properties primarily include mineral interests in nine Gulf of Mexico offshore producing fields and an onshore treatment facility.  These unaudited pro forma financial statements of operations are prepared due to the acquisition being significant to the Company on a combined basis.

The accompanying unaudited pro forma condensed combined financial statements of operations and accompanying notes of W&T for the nine months ended September 30, 2019 and the year ended December 31, 2018 (the “Pro Forma Statements of Operations”), which have been prepared by W&T management, are derived from (a) the unaudited condensed consolidated financial statements of W&T as of and for the nine months ended September 30, 2019 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019; (b) the audited consolidated financial statements of W&T as of and for the year ended December 31, 2018 included in its Annual Report on Form 10-K for the year ended December 31, 2018; (c) the unaudited statement of revenues and direct operating expenses of the Mobile Bay Properties for the eight months ended August 31, 2019 as provided by ExxonMobil, of which certain adjustments made by W&T management to conform to W&T's presentation; and (d) the audited Statement of Revenues and Direct Operating Expenses of the Mobile Bay Properties for the year ended December 31, 2018 as reported in this Form 8-K/A in Exhibit 99.1.

The related unaudited pro forma supplementary disclosures for oil and gas activities are derived from (a) the unaudited supplementary disclosures for oil and gas activities of W&T as of and for the years ended December 31, 2018 and 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2018 and (b) the supplementary disclosures for oil and gas activities as reported in this Form 8-K/A in Exhibit 99.1.

The Pro Forma Statements of Operations are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the periods indicated, or of the results that may occur in the future.  The Pro Forma Statements of Operations are not necessarily indicative of W&T’s operations going forward because the presentation of the operations of the Mobile Bay Properties is limited to only revenues and direct operating expenses related thereto, while other indirect operating expenses related to these properties have been excluded.  The Pro Forma Statements of Operations for the nine month period ended on September 30, 2019 and for the year ended December 31, 2018 were prepared assuming the purchase of the Mobile Bay Properties occurred on January 1, 2018.  The Pro Forma Statements of Operations should be read in conjunction with W&T’s annual consolidated financial statements of W&T as of and for the year ended December 31, 2018 included in its Annual Report on Form 10-K for the year ended December 31, 2018; W&T's unaudited condensed consolidated financial statements of operations included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019;  the audited Statement of Revenues and Direct Operating Expenses for the Mobile Bay Properties for the year ended December 31, 2018 as reported in this Form 8-K/A in Exhibit 99.1; and the Unaudited Interim Statements of Revenues and Direct Operating Expenses for the Mobile Bay Properties for the six months ended June 30, 2019 and 2018 as reported in this Form -8K/A in Exhibit 99.1

A pro forma condensed combined balance sheet was not prepared as the purchase of the Mobile Bay Properties, including closing adjustments and related financing transactions, occurred on August 30, 2019 and was included in W&T’s condensed consolidated balance sheet as of September 30, 2019, as reported on W&T's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands)

	Nine Months Ended September 30, 2019
	Historical	Mobile Bay Properties	Pro Forma Adjustments		Pro Forma
Revenues:
Oil	$298,684	$—	$—		$298,684
NGLs	15,461	16,748	—		32,209
Natural gas	65,091	61,533	—		126,624
Other	3,766	1,606	—		5,372
Total revenues	383,002	79,887	—		462,889
Operating costs and expenses:
Lease operating expenses	130,982	48,741	(3,982)	(a)	175,741
Production taxes	1,321	2,875	—		4,196
Gathering and transportation	19,446	—	3,982	(a)	23,428
Depreciation, depletion, amortization and accretion	110,680	—	5,593	(b)	116,273
General and administrative expenses	37,543	—	—		37,543
Derivative loss	41,228	—	—		41,228
Total costs and expenses	341,200	51,616	5,593		398,409
Operating income	41,802	28,271	(5,593)		64,480
Interest expense, net	42,934	—	10,294	(c)	53,228
Other expense, net	1,364	—	—		1,364
(Loss) income before income tax benefit	(2,496)	28,271	(15,887)		9,888
Income tax benefit	(67,023)	—	—	(d)	(67,023)
Net income	$64,527	$28,271	$(15,887)		$76,911

Basic and diluted earnings per common share	$0.45	$—	$—		$0.54

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands)

	Twelve Months Ended December 31, 2108
	Historical	Mobile Bay Properties	Pro Forma Adjustments		Pro Forma
Revenues:
Oil	$438,798	$—	$—		$438,798
NGLs	37,127	38,978	—		76,105
Natural gas	99,629	110,935	—		210,564
Other	5,152	3,635	—		8,787
Total revenues	580,706	153,548	—		734,254
Operating costs and expenses:
Lease operating expenses	153,262	76,047	(6,419)	(a)	222,890
Production taxes	1,832	4,413	—		6,245
Gathering and transportation	22,382	—	6,419	(a)	28,801
Depreciation, depletion, amortization and accretion	149,854	—	275	(b)	150,129
General and administrative expenses	60,147	—	—		60,147
Derivative gain	(53,798)	—	—		(53,798)
Total costs and expenses	333,679	80,460	275		414,414
Operating income	247,027	73,088	(275)		319,840
Interest expense, net	48,645	—	10,300	(c)	58,945
Gain on debt transactions	47,109	—	—		47,109
Other income, net	(3,871)	—	—		(3,871)
Income before income tax expense	249,362	73,088	(10,575)		311,875
Income tax expense	535	—	—	(d)	535
Net income	$248,827	$73,088	$(10,575)		$311,340

Basic and diluted earnings per common share	$1.72	$—	$—		$2.15

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

On June 26, 2019, W&T Offshore, Inc. (“W&T” or the “Company”) entered into a purchase and sale agreement with Exxon Mobil Corporation and certain of its subsidiaries (collectively “ExxonMobil”) to acquire their interests in, and operatorship of, certain oil and gas producing properties in the eastern region of the Gulf of Mexico offshore Alabama and related onshore facilities and pipelines (the “Mobile Bay Properties”) for $200.0 million with an effective date of January 1, 2019.  The Mobile Bay Properties primarily include mineral interests in nine Gulf of Mexico offshore producing fields and an onshore treatment facility.

On August 30, 2019, W&T closed on the purchase with ExxonMobil, and after taking into account customary closing adjustments and an effective date of January 1, 2019, cash consideration paid by W&T was $167.6 million and W&T assumed the related asset retirement obligations (“ARO”) and certain other obligations associated with the Mobile Bay Properties.

The historical financial information was derived from the historical consolidated financial statements of W&T and the historical statements of revenues and direct operating expenses of the Mobile Bay Properties (which were based on information provided by ExxonMobil).  The Pro Forma Statements of Operations for the nine month period ended on September 30, 2019 and for the year ended December 31, 2018 were prepared assuming the purchase of the Mobile Bay Properties occurred on January 1, 2018.

The following assumptions were used in preparing the Pro Forma Statements:

●	An assumed purchase price cash consideration of $273.1 million on January 1, 2018 was used reflecting estimated closing adjustments for an effective date of January 1, 2019.
●	ARO and related accretion were adjusted for an assumed purchase date of January 1, 2018.
●	The cash consideration was assumed to be funded partially with cash on hand and the balance drawn from borrowings under our Credit Agreement (as defined in Form 10-Q for the quarter ended September 30, 2019).
●	Revenues and direct operating expenses for the Mobile Bay Properties were derived from the historical records of ExxonMobil.

The pro forma adjustments were based on information and estimates by management to be directly related to the purchase of the Mobile Bay Properties.  If the transaction had been in effect for the periods indicated, the results may have been substantially different.  For example, W&T may have operated the assets differently than ExxonMobil, realized sales prices may have been different and costs of operating the properties may have been different.  These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2.  Pro Forma Adjustments

The following additional assumptions were made in the preparation of the unaudited pro forma condensed combined financial statements:

a	Gathering and transportation expenses were estimated using current transportation rates.

b

Depreciation, depletion, amortization and accretion were estimated using the full-cost method and recalculated by including the costs, reserves and production of the Mobile Bay Properties into the computation.  Asset retirement obligations, related accretion and future development costs were estimated using similar methodologies as applied by W&T.

c

Incremental interest expense was computed using an effective annual interest rate of 5.7% and 4.8 % for the nine month period ended September 30, 2019 and year ended December 31, 2018, respectively.  The effective interest rate was applied against assumed incremental borrowings under our Credit Agreement.  Interest income reductions were estimated for the assumed payments from cash on hand.

d	No income tax was assumed as W&T had net operating loss carryforwards available during the periods presented, which would have offset any additional taxable income.

W&T OFFSHORE, INC. AND SUBSIDIARIES

SUPPLEMENTARY FINANCIAL INFORMATION

UNAUDITED PRO FORMA SUPPLEMENTARY OIL AND GAS INFORMATION

3.  Pro Forma Supplementary Oil and Gas Information (unaudited)

Oil and Gas Reserve and Standardized Measure Estimation Process

The reserve estimates and the standardized measure of discounted future net cash flows (“standardized measure”) for the “As Reported” amounts were derived from W&T's Annual Report as reported on Form 10-K for the period ended December 31, 2018.

The reserve estimates and standardized measure for the Mobile Bay Properties as of December 31, 2018 and 2017 were derived using reserve estimates as of September 30, 2019 and adding back production (rolled back) to estimate the reserve quantities, as this method was deemed to provide better estimates based on information currently available.  No adjustments were made for revisions, extensions, discoveries as such information was not available.  The reserve estimates as of September 30, 2019 were determined by internal reserve engineers and prices were determined using authoritative SEC guidance methodology.  The average price was adjusted by property for quality, energy content, transportation fees and regional price differences.  No adjustments were made in the reserve amounts for the Mobile Bay Properties for changes in price, as changes in price utilizing SEC pricing methodology would not have materially impact reserve quantities for the periods presented.  The standardized measure computed using the roll back methodology for the Mobile Bay Properties was adjusted for changes in price utilizing SEC pricing methodology for the periods presented.   See Exhibit 99.1 in this Form 8-K/A for additional information on the Mobile Bay Properties' reserves and standardized measure.

Supplemental Oil and Gas Disclosures

The following tables summarize the net ownership interest in the estimated proved reserves and the standardized measure related to the proved reserves for W&T, the Mobile Bay Properties and the consolidated pro forma.

There are numerous uncertainties in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures.  The following reserve information represents estimates only and is inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available.  Decreases in the prices of oil, NGLs and natural gas could have an adverse effect on the future carrying value of our proved reserves, reserve volumes, revenues, profitability and cash flow.  Similarly, the standardized measure incorporates various assumptions such as prices, costs, production rates and discount rates that are inherently imprecise.  Actual results could be materially different and the results may not be comparable to estimates disclosed by other oil and gas companies.

All prices were held constant through the forecasted production period.  The standardized measure as of December 31, 2017 and 2018 and the changes between periods were derived from these estimated reserve amounts and data from ExxonMobil’s and W&T’s records.  Changes in the standardized measure were computed using data that could be reasonably obtained or estimated.

Proved Reserves

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimates were made.  All of the reserves are located offshore in state or federal waters in the Gulf of Mexico of the United States.

W&T OFFSHORE, INC. AND SUBSIDIARIES

SUPPLEMENTARY FINANCIAL INFORMATION

UNAUDITED PRO FORMA SUPPLEMENTARY OIL AND GAS INFORMATION

				Total Energy Equivalent Reserves
	Oil (MMBbls)	NGLs (MMBbls)	Natural Gas (Bcf)	Oil Equivalent (MMBoe) (1)	Natural Gas Equivalent (Bcfe) (1)
As Reported:
Proved reserves as of Dec. 31, 2017	34.4	7.8	192.2	74.2	445.3
Revisions of previous estimates	11.6	2.8	40.4	21.1	126.7
Extensions and discoveries	0.5	0.3	7.7	2.1	12.6
Purchase of minerals in place	1.5	0.4	9.4	3.4	20.7
Sales of minerals in place	(2.2)	(0.2)	(7.2)	(3.5)	(21.2)
Production	(6.7)	(1.3)	(32.0)	(13.3)	(80.0)
Proved reserves as of Dec. 31, 2018	39.1	9.8	210.5	84.0	504.1

Mobile Bay Properties:
Proved reserves as of Dec. 31, 2017	0.2	27.5	436.6	100.5	603.4
Production	—	(1.9)	(34.0)	(7.6)	(45.8)
Proved reserves as of Dec. 31, 2018	0.2	25.6	402.6	92.9	557.6

Pro Forma:
Proved reserves as of Dec. 31, 2017	34.6	35.3	628.8	174.7	1,048.7
Revisions of previous estimates	11.6	2.8	40.4	21.1	126.7
Extensions and discoveries	0.5	0.3	7.7	2.1	12.6
Purchase of minerals in place	1.5	0.4	9.4	3.4	20.7
Sales of minerals in place	(2.2)	(0.2)	(7.2)	(3.5)	(21.2)
Production	(6.7)	(3.2)	(66.0)	(20.9)	(125.8)
Proved reserves as of Dec. 31, 2018	39.3	35.4	613.1	176.9	1,061.7

Year-end pro forma proved developed reserves:
2018	31.7	33.4	569.4	159.9	959.8
2017	26.3	34.7	610.1	162.7	976.7

Year-end pro forma proved undeveloped reserves:
2018	7.6	2.0	43.7	17.0	101.9
2017	8.3	0.6	18.7	12.0	72.0

1.	The conversion to cubic feet equivalent and barrels of equivalent measures was determined using the ratio of six Mcf of natural gas to one Bbl of crude oil or NGLs. The conversion ratio does not assume price equivalency, and the price on an equivalent basis for oil, NGLs and natural gas may differ significantly.

 Volume Measurements:

MMBbls - million barrels	Bcf - billion cubic feet
MMBoe - million of barrel equivalent	Bcfe - billion of cubic feet equivalent

W&T OFFSHORE, INC. AND SUBSIDIARIES

SUPPLEMENTARY FINANCIAL INFORMATION

UNAUDITED PRO FORMA SUPPLEMENTARY OIL AND GAS INFORMATION

(in millions)

	Year Ended December 31, 2018

	As Reported	Mobile Bay Properties	Pro Forma
Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows	$3,500.9	$1,744.9	$5,245.8
Future costs:
Production	(958.5)	(1,096.0)	(2,054.5)
Development	(272.4)	—	(272.4)
Dismantlement and abandonment	(355.9)	(102.7)	(458.6)
Income taxes	(293.9)	(88.7)	(382.6)
Future net cash inflows before 10% discount	1,620.2	457.5	2,077.7
10% annual discount factor	(553.2)	(136.9)	(690.1)
Total	$1,067.0	$320.6	$1,387.6

	Year Ended December 31, 2018
	As Reported	Mobile Bay Properties	Pro Forma
Changes in Standardized Measure
Standardized measure, beginning of year	$740.6	$330.8	$1,071.4
Increases (decreases):
Sales and transfers of oil and gas produced, net of production costs	(398.1)	(69.5)	(467.6)
Net changes in price, net of future production costs	571.5	43.0	614.5
Extensions and discoveries, net of future production and development costs	53.6	—	53.6
Changes in estimated future development costs	(114.7)	—	(114.7)
Previously estimated development costs incurred	48.4	—	48.4
Revisions of quantity estimates	307.6	—	307.6
Accretion of discount	50.5	31.1	81.6
Net change in income taxes	(133.4)	(14.8)	(148.2)
Purchases of reserves in-place	27.8	—	27.8
Sales of reserves in-place	(54.1)	—	(54.1)
Changes in production rates due to timing and other	(32.7)	—	(32.7)
Net increase (decrease) in standardized measure	326.4	(10.2)	316.2
Standardized measure, end of year	$1,067.0	$320.6	$1,387.6